Exhibit (n)

Consents of Independent Auditors and

Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-233977 on Form N-6 of our report dated March 20, 2020, relating to the statutory basis financial statements of Ameritas Life Insurance Corp. appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

April 24, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-233977 on Form N-6 of our report dated March 13, 2020, relating to the financial statements and financial highlights of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVL appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

April 24, 2020